                         _________ Preferred Securities

                              U S  WEST FINANCING [ ]
                               (a Delaware Trust)

              ___% Trust Originated Preferred Securities ("TOPrS")

              (Liquidation Amount of $25 Per Preferred Security)SM


                             FORM OF UNDERWRITING AGREEMENT
                             ------------------------------

                                         __, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  as Representative of the several Underwriters
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

          U S WEST FINANCING [ ] (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 ET SEQ.), U S WEST, Inc., a Colorado corporation (the "Guarantor"), and U S WEST Capital Funding, Inc., a Colorado corporation ("Capital Funding" and, together with the Trust and the Guarantor, the "Offerors") confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, Merrill Lynch shall hereinafter be

____________________

SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

referred to as the "Representative"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ___% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust ("Preferred Securities") set forth in said Schedule A and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of _______ additional Preferred Securities to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid ______ shares of Preferred Securities (the "Initial Securities") to be purchased by the Underwriters and all or any part of the _______ shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Designated Securities". The Preferred Securities will be guaranteed by the Guarantor with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guaranty Agreement"), dated as of April __, 1995, between the Guarantor and The First National Bank of Chicago, as Trustee, and entitled to the benefits of certain backup undertakings described in the Prospectus with respect to Capital Funding's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust and the Guarantor's guarantee pursuant to the Supplemental Indenture of that undertaking (the "Undertakings"). The Preferred Securities and the related Preferred Securities Guarantees are referred to herein as the "Securities".

          Prior to the purchase and public offering of the Designated Securities by the several Underwriters, the Offerors and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Offerors and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Designated Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-__) and a related preliminary prospectus for the registration under the Securities Act of 1933 (the "1933 Act") of (i) the Preferred Securities, (ii) the Preferred Securities Guarantee, (iii) $_______ million aggregate principal amount of Subordinated Deferrable Interest Notes (the "Subordinated Debt Securities") to be issued and sold to the Trust by Capital Funding and (iv) the guarantee by the Guarantor of the payment of principal, premium, if any, and interest on the Subordinated Debt Securities (the "Debt Guarantee"), have filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are herein after referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Designated Securities, which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospec-tus, as the case may be.

          The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after the Pricing Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Guarantor of its common securities (the "Common Securities") guaranteed by the Guarantor, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, redemption and maturity (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee and the Debt Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of April __, 1995, between the Guarantor and The First National Bank of Chicago, as Trustee, and will be used by the Trust to purchase the Subordinated Debt Securities issued by Capital Funding. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of April __, 1995 (the "Declaration"), among the Guarantor, as Sponsor, the trustees named therein (the "Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities and the Debt Guarantee will be issued pursuant to an indenture, dated as of April __, 1995 (the "Base Indenture"), among the Guarantor, Capital Funding and Norwest Bank, as trustee (the "Debt Trustee"), and a supplement to the Base Indenture, dated as of April __, 1995 (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), among the Guarantor, Capital Funding and the Debt Trustee.

          Section 1.  REPRESENTATIONS AND WARRANTIES.

               (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                    (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Trust for use in connection with the offering of the Securities and that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case, at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                    (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change or any development involving a prospective material adverse change in the financial condition or results of operation of the Guarantor and its subsidiaries taken as a whole.

          Section 2.     SALE AND DELIVERY TO UNDER-
                         WRITERS; CLOSING.

               (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to pur-chase from the Trust, at the price per security set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

          The purchase price per security to be paid by the several Underwriters for the Designated Securities shall be an amount equal to the initial public offering price. The initial public offering price per Preferred Security shall be a fixed price to be determined by agreement between the Representative and the Offerors. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Offerors and the Representative. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debt Securities of Capital Funding, Capital Funding hereby agrees to pay at Closing Time (as defined below) to the Representative, for the accounts of the several Underwriters, a commission per Preferred Security determined by agreement between the Representative and the Guarantor for the Preferred Securities to be delivered by the Trust hereunder at Closing Time or relevant Date of Delivery (as defined below), as the case may be. The commission, when so determined, shall be set forth in the Pricing Agreement.

               (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional _______ Preferred Stock at the price per share set forth in the Pricing Agreement, less an amount per share equal to any dividends declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the Representation Date and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial

Securities upon notice by the Representative to the Trust setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representative and the Trust. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional securities.

               (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, or at such other place as shall be agreed upon by the Representative and the Trust, at 10:00 A.M. New York time on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the fifth business day after execution of the Pricing Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Trust, the Guarantor and Capital Funding (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Skadden, Arps, Slate, Meagher & Flom, or at such other place as shall be agreed upon by the Representative and the Trust, on each Date of Delivery as specified in the notice from the Representative to the Trust. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Designated Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the

Representative may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

          The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          At the Closing Time or each Date of Delivery, as the case may be, Capital Funding will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by certified or official bank check or checks payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York Clearing House funds or other similar next day funds.

          Section 3. COVENANTS OF THE OFFERORS. Each of the Offerors jointly and severally covenant with each Underwriter as follows:

               (a) The Offerors will notify the Representative immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) The Offerors will give the Representative notice of their intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representative or counsel for the Underwriters shall reasonably object unless the Company shall conclude that such amendment or supplement must be filed in accordance with applicable law. Subject to the foregoing, the Offerors will promptly prepare a supplement to the Prospectus to reflect the terms of the Designated Securities and the terms of the Offering. The Offerors will file the Prospectus as so supplemented pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act.

               (c) The Offerors will furnish to the Representatives copies of the Registration Statement, including all exhibits thereto, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

               (e) If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Offerors will forthwith amend or supplement the Prospectus in accordance with paragraph (b) above so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Offerors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

               (f) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Preferred Securities and Subordinated Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate; provided, however, that each of the Offerors shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

               (g) The Trust will make generally available to its security holders as soon as practicable, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Trust's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

               (h) The Offerors will use their reasonable efforts to effect the listing of the Preferred Securities on the New York Stock Exchange; if the Preferred Securities are exchanged for Subordinated Debt Securities, Capital Funding will use its reasonable efforts to effect the listing of the Subordinated Debt Securities on the exchange on which the Preferred
Securities were then listed.

               (i) During a period of 30 days from the date of the Pricing Agreement, neither the Trust, the Guarantor nor Capital Funding will, without the Representative's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or any equity securities substantially similar to the Preferred Securities (except for Preferred Securities issued pursuant to this Agreement).

          Section 4. PAYMENT OF EXPENSES. Capital Funding will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including, but not limited to, (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Guarantor's, Capital Funding's and the Trust's counsel and accountants, (v) the qualification of the Preferred Securities and Subordinated Debt Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky survey and any legal investment survey,
(viii) the fee of the National Association of Securities Dealers, Inc. (ix) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Subordinated Debt Securities; (x) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and Delaware Trustee in connection with the Declaration and the Certificate of Trust; (xi) any fees payable in connection with the rating of the Preferred Securities and Subordinated Debt Securities, (xii) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange, and (xiii) the cost and charges of any transfer agent or registrar and
(xiv) the cost of qualifying the Preferred Securities with The Depository Trust Company.

          If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9 hereof, Capital Funding shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, which shall not exceed the amount set forth in the applicable Terms Agreement.

          Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

               (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representative, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Representative; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b) and prior to Closing Time the Offerors shall have provided evidence satisfactory to the Representative of such timely filing.

               (b)  At Closing Time the Representative shall have received:

                    (1) The favorable opinion, dated as of Closing Time, of Weil, Gotshal & Manges, counsel for the Offerors in form and substance reasonably satisfactory to counsel for the Underwriters, substantially in the form set forth in Annex 1.

                    (2) The favorable opinion, dated as of Closing Time, of Stephen E. Brilz, Esq., Corporate Counsel for U S West, Inc., in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Annex 2.

                    (3) The favorable opinion, dated as of Closing Time, of Richards, Layton & Finger, special Delaware counsel for the Offerors, the Guarantor and the Capital Funding, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Annex 3.

                    (4) The favorable opinion, dated as of Closing Time, of the Law Department of The First National Bank of Chicago, counsel of The First National Bank of Chicago, as Property Trustee under the Declaration, in form and substance satisfactory to counsel for the Underwriters, substantially in the form of Annex 4.

                    (5) The favorable opinion, dated as of Closing Time, of Pepper, Hamilton & Scheetz, special Delaware counsel for the Property Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect set forth in Annex 5.

                    (6) The favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom ("SASM&F"), counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

          In giving its opinion, SASM&F may rely as to certain matters of Colorado law upon the opinion of Steven E. Brilz, Corporate Counsel for U S WEST Inc., which shall be delivered in accordance with Section 5(b)2 hereto, as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, special Delaware counsel to the Trust, which opinion shall be delivered in accordance with Section 5(b)3 hereto, as to certain matters of Illinois law upon the opinion of ______________________________________, counsel to the Property
Trustee, which shall be delivered in accordance with Section 5(b)4 hereto, and as to certain other matters of Delaware law upon the opinion of Pepper, Hamilton & Scheetz, special Delaware counsel to the Property Trustee, which shall be delivered in accordance with Section 5(b)5 hereto.

               (c) At Closing Time, since the date of the Pricing Agreement (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Guarantor and any of its subsidiaries, taken as a whole, which, in the judgment of the Representatives, materially impairs the investment quality of the Designated Securities and (ii) there has not been any decrease in the ratings of any of the debt securities of the Guarantor or Capital Funding or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the debt securities of the Guarantor or Capital Funding or of the Preferred Securities.

                (d) At the time of the execution of this Agreement, the Representative shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Representative, to the effect that:

                    (i) they are independent public accountants with respect to the Guarantor and its consolidated subsidiaries, including Capital Funding within the meaning of the 1933 Act and the 1933 Act Regulations; and the Trust is and will be treated as a consolidated subsidiary of the Guarantor pursuant to generally accepted accounting principles;

                    (ii) in their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the Exchange Act and the related published rules and regulations thereunder; and if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, statements and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

                    (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that

                         (A) the unaudited consolidated financial statements and supporting schedules of the Guarantor included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement,

                         (B) the unaudited amounts of revenues, net income and net income per share set forth under "U S WEST, Inc. Summary Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, or

                         (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock, the Guarantor and its subsidiaries, including Capital Funding, or any increase in the consolidated long-term debt of the Guarantor and its subsidiaries, including Capital Funding, or any decrease in consolidated net current assets or net assets as compared with the amounts shown on the date of the most recent consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Prospectus (March 31, 1995 balance sheet included in the Registration Statement) or, during the period from the date of the most recent consolidated balance sheet included in or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Guarantor and its subsidiaries, including Capital Funding, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

                    (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus, or incorporated therein by reference, and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Guarantor and its subsidiaries, including Capital Funding, identified in such letter.

               (e) At Closing Time, the Representative shall have received from Coopers & Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

               (f)  At the Closing Time, the Representative shall have received
(i) a certificate, dated as of
the Closing Time, of a Vice President of the Guarantor, (ii) a certificate, dated as of the Closing Time, of a Vice President of Capital Funding, and (iii) a certificate, dated as of the Closing Time, of a Trustee of the Trust, in each case in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Offerors in this Agreement are true and correct, that the Offerors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose are pending or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Guarantor and any of its subsidiaries, taken as a whole, except as set forth in or contemplated by the Prospectus.

               (g) At Closing Time and each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offeror, in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

               (h) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Offerors contained herein and the statements in any certificates furnished by the Offerors hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

     (1) The certificates, each dated such Date of Delivery, of the relevant officer of the respective Offeror confirming that the respective certificates delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

     (2) The favorable opinion of Weil, Gotshal & Manges, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(l).

     (3) The favorable opinion of Stephen E. Brilz, Esq., Corporate Counsel, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(2).

     (4) The favorable opinion of Richard, Layton & Finger Special Delaware, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3).

     (5) The favorable opinion of The Legal Department of the First National Bank of Chicago, counsel of the First National Bank of Chicago, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(4).

     (6)  The favorable opinion of Pepper, Hamilton & Scheetz, special
     Delaware counsel for the Property Trustee, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(5).

     (7) The favorable opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel for Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(6).

     (8) A letter from Coopers & Lybrand L.L.P., in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representative pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(h)(8) shall be a date not more than five days prior to such Date of Delivery.

               (i) At Closing Time, the Preferred Securities and the Subordinated Debt Securities shall be rated in one of the four highest rating categories for long term debt ("Investment Grade") by any nationally recognized statistical rating agency, and the Trust shall have delivered to the Representative a letter, dated the Closing Time, from such nationally recognized statistical rating agency, or other evidence satisfactory to the Representative, confirming that the Preferred Securities and the Subordinated Debt Securities have Investment Grade ratings.

               (j) At the Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 6.   INDEMNIFICATION

               (a) The Offerors agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Guarantor; and

                    (iii) against any and all reasonable expense as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust, the Guarantor or Capital Funding by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if the Offerors sustain the burden that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto), but excluding documents incorporated or deemed to be incorporated by reference, was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

               (b) The Guarantor and Capital Funding agree jointly and severally to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 6(a) hereunder.

               (c) Each Underwriter severally agrees to indemnify and hold harmless the Offerors, their directors, trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

               (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel satisfactory to such indemnifying party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

          Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Offerors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Offerors and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting compensation paid by Capital Funding appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Offerors are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Guarantor and Capital Funding, each officer of the Guarantor and Capital Funding who signed the Registration Statement, each trustee of the Trust and each person, if any, who controls an Offeror within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Offerors.

          Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors and shall survive delivery of the Preferred Securities to the Underwriters.

          Section 9.  TERMINATION OF AGREEMENT.

               (a) The Representative may terminate this Agreement, by notice to the Offerors, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change, in the financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or material escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Designated Securities, (iii) if trading in the Designated Securities has been suspended by the Commission, or if trading generally on the New York Stock Exchange has been suspended, limited or restricted or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Colorado authorities or (iv) if there has been any decrease in the ratings of any of the debt securities of the Guarantor or Capital Funding or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) and such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Guarantor or Capital Funding or of the Preferred Securities.

               (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

          Section 10.  DEFAULT BY ONE OR MORE OF THE
UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Securities that it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b)  if the number of Defaulted Securities   exceeds 10% of the
     number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representative, or the Offerors shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of ____________, Vice President; notices to the Trust, the Guarantor and Capital Funding shall be directed to them at 7800 East Orchard Road, Englewood, CO 80111, attention of Stephen E. Brilz, Esq., Corporate Counsel.

          Section 12. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Trust, the Guarantor, and Capital Funding and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust, the Guarantor, and Capital Funding and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust, the Guarantor, and Capital Funding and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          Section 13. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust, the Guarantor, and Capital Funding in accordance with its terms.

                                   Very truly yours,

                                   U S WEST, INC.



                                   By___________________________________________
                                     Title:


                                   U S WEST CAPITAL FUNDING, INC.



                                   By___________________________________________
                                     Title:


                                   U S WEST FINANCING I



                                   By___________________________________________
                                     Title:  Trustee

                                   By___________________________________________
                                     Title:  Trustee


CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated



By________________________________
     Authorized Signatory

For itself and as Representative of the other
Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                          Number
     Name of Underwriter                               of Securities
     -------------------                               -------------

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated . . . . . . . . . . .






Total . . . . . . . . . . . . . . . . . . . . . .      -------------
                                                       -------------

                                                                       EXHIBIT A



                          400,000 Preferred Securities

                              U S  WEST FINANCING I

                           (a Delaware business trust)

              ____% Trust Originated Preferred Securities ("TOPrS")

                    (Liquidation Amount of $25 Per Security)

                                PRICING AGREEMENT
                                -----------------

MERRILL LYNCH & CO.                                               April __, 1995
Merrill Lynch, Pierce, Fenner
     & Smith Incorporated
     as Representative of the several
     Underwriters named in the within-
     mentioned Purchase Agreement
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

          Reference is made to the Underwriting Agreement, dated April __, 1995 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), of the above ____% Trust Originated Preferred Securities (the "Preferred Securities"), of U S WEST FINANCING I, a Delaware business trust (the "Trust").

          Pursuant to Section 2 of the Underwriting Agreement, the Trust, U S WEST, Inc. (the "Guarantor"), a Colorado corporation, and U S WEST Capital Funding Inc. ("Capital Funding"), a Colorado corporation, agree with each Underwriter as follows:

               1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be $25.00.

               2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above; PROVIDED that the purchase price per Preferred Security for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any distribution declared by the Trust and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

               3. The compensation per Preferred Security to be paid by Capital Funding to the several Underwriters in respect of their commitments hereunder shall be $_____; provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $_____.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust, the Guarantor, and Capital Funding in accordance with its terms.

                              Very truly yours,

                              U S WEST, INC.


                              By________________________________________________
                                Title:

                              U S WEST CAPITAL FUNDING, INC.


                              By________________________________________________
                               Title:

                              U S WEST FINANCING I


                              By________________________________________________
                               Title:  Trustee
                              By________________________________________________
                               Title:  Trustee

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated


By________________________________
       Authorized Signatory

For itself and as Representative of the other
Underwriters named in the Underwriting Agreement.

                                        2